Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

December 2, 2009

National Beef, Inc.

12200 N. Ambassador Drive, Suite 500

Kansas City, Missouri 64163

Re:                               National Beef, Inc.
Registration Statement on Form S-1 (Registration No. 333-162443)

Ladies and Gentlemen:

We have acted as counsel to National Beef, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-1, File No. 333-162443, as amended by Amendment No. 1 filed on November 13, 2009 and Amendment No. 2 being filed on the date hereof (as so amended the “Registration Statement”).  The Registration Statement relates to the registration under the Securities Act of 19,837,500 shares (including an aggregate of 2,587,500 shares that may be sold by the Company pursuant to the exercise of the underwriters’ option to purchase additional shares to cover overallotments under the Underwriting Agreement (as defined below)) of Class A common stock, par value $0.01 per share (the “Shares”), of the Company.  The Shares are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the form of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company to be filed with the Secretary of State of the State of Delaware prior to the closing of the sale of the Shares contemplated by the Registration Statement, filed as Exhibit 3.1 to the Registration Statement; (ii) the form of the Amended and Restated Bylaws of the Company to be effective prior to the closing of the sale of the Shares contemplated by the Registration Statement, filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement and (v) the form of the Underwriting Agreement.  In addition, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such other certificates, agreements, documents, statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships matters of fact, as we have deemed relevant and necessary as a basis for the opinions expressed herein.

In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the original documents of all certified, photostatic, reproduced or conformed copies thereof submitted to us for examination.  We have also assumed that the Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware prior to the closing of the sale of the Shares will be identical in all material respects to the form of the Certificate of Incorporation of the Company reviewed by us.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, becomes effective under the Securities Act; (ii) the Board of Directors of the Company or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Shares as contemplated by the Registration Statement; (iii) the Underwriting Agreement has been duly executed and delivered; and (iv) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

This opinion letter is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Very truly yours,

/s/ Sidley Austin LLP